EXHIBIT 99.1

Whole Foods Market Reports Record Fourth Quarter and Fiscal Year Results

Company Opens a Record 12 Stores, Delivers $0.32 in Earnings per Share, and Revises Outlook for Fiscal Year 2014; Company Announces a 20% Increase in Quarterly Dividend and Additional Share Repurchase Authorization of $500 Million

AUSTIN, Texas, Nov. 6, 2013 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 12-week fourth quarter and 52-week fiscal year ended September 29, 2013. The prior-year periods included 13 and 53 weeks, respectively, as fiscal year 2012 contained an extra week.

For the quarter, total sales were $3.0 billion, an increase of 2% from the 13-week period last year and an increase of 11% on a comparative 12-week basis. Comparable store sales increased 5.9%, and identical store sales, excluding five relocations and two expansions, increased 5.5%. Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $274 million, or 9.2% of sales, and net income was $121 million, or 4.1% of sales. Diluted earnings per share were $0.32, an increase of 7% from the 13-week period last year and an increase of 16% on a comparative 12-week basis.

"We reported record fourth quarter operating results which contributed to the best fiscal year performance in our Company's 35-year history. For the last four years, we have increased our new store openings while producing improvements in operating margin and higher returns on invested capital, and we expect these trends to continue in fiscal year 2014," said John Mackey, co-founder and co-chief executive officer of Whole Foods Market. "We are dedicated to providing our communities with fresh, healthy, natural and organic food, and with 94 leases in our development pipeline, we look forward to delivering accelerating new store growth for several years to come."

The following table shows the Company's sales results for the last four quarters and for the first five weeks of the first quarter through November 3, 2013. Comparable and identical store sales growth for all quarters is calculated on a same-calendar-week to same-calendar-week basis. In order to highlight underlying trends, select results have been adjusted as noted in the footnotes below.

	1Q13	2Q13	3Q13 (i)	4Q13	QTD 1Q14

Sales growth	13.7%	13.3%	11.7%	10.8% (iii)

Comparable store sales growth	7.2%	6.9%	7.1%	5.9%	5.8%
Two-year comps	15.9%	15.9% (ii)	15.9% (ii)	14.5%	13.1%

Identical store sales growth	7.1%	6.6%	6.7%	5.5%	5.2%
Two-year idents	15.3%	15.0% (ii)	15.3% (ii)	13.8%	12.3%

(i) Excludes an estimated 45 basis point positive impact from Team Member Appreciation Double Discount Day
(ii) Excludes the Q2 positive impact and Q3 negative impact of the Easter shift in fiscal year 2012 versus 2011
(iii) Results are presented on a comparative 12-week to 12-week basis

For the quarter, gross profit increased 37 basis points to 35.6% of sales due primarily to lower cost of goods sold as a percentage of sales. Direct store expenses improved six basis points to 25.4% of sales due primarily to an improvement in wages as a percentage of sales.  As a result, store contribution improved 43 basis points to 10.3% of sales.

During the quarter, the Company produced $191 million in cash flow from operations and invested $160 million in capital expenditures, of which $113 million related to new stores. This resulted in free cash flow of $31 million. In addition, the Company paid $37 million in quarterly dividends to shareholders and repurchased $37 million of common stock. The Company ended the quarter with total cash and cash equivalents, restricted cash, and investments of approximately $1.4 billion.

Additional information on the quarter for comparable stores and all stores is provided in the following table.

					Total
Comparable Stores	Comps	ROIC*	# of Stores	Average Size	Square Feet
Over 15 years old (19 years old, s.f. weighted)	4.3%	120%	86	28,000	2,416,000
Between 11 and 15 years old	4.8%	91%	68	33,000	2,274,000
Between eight and 11 years old	4.0%	89%	49	41,000	2,003,000
Between five and eight years old	7.1%	46%	54	53,000	2,868,000
Between two and five years old	6.7%	24%	48	46,000	2,192,000
Less than two years old (including five relocations)	18.7%	11%	30	37,000	1,096,000
All comparable stores (9.5 years old, s.f. weighted)	5.9%	56%	335	38,000	12,849,000
All stores (8.9 years old, s.f. weighted)		49%	362	38,000	13,779,000

* Defined as annualized store-level income after taxes divided by average invested capital; does not reflect any as-if effect of capitalizing operating leases

Fiscal Year Results

For the 52 weeks ended September 29, 2013, total sales reached a record $12.9 billion, an increase of 10% from the 53-week period last year and an increase of 13% on a comparative 52-week basis. Comparable store sales increased 6.9%, and identical store sales, excluding six relocations and four expansions, increased 6.6%. Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $1.2 billion, or 9.5% of sales, and net income was $551 million, or 4.3% of sales. Diluted earnings per share were $1.47, an increase of 17% from the 53-week period last year and an increase of 19% on a comparative 52-week basis.

For the fiscal year, the Company produced $1.0 billion in cash flow from operations and invested $537 million in capital expenditures, of which $339 million related to new stores. This resulted in free cash flow of $472 million. In addition, the Company paid $508 million in quarterly and special dividends to shareholders and repurchased $125 million of common stock.

Signaling confidence in the Company's future growth and cash flow generation, the Board of Directors today declared a 20% increase in the Company's quarterly dividend to $0.12 per share from $0.10 per share, representing an annual return to shareholders of approximately $180 million. The next dividend is payable on January 28, 2014 to shareholders of record as of January 17, 2014. The Board also authorized a new share repurchase program in the amount of $500 million through December 31, 2015, which is in addition to the Company's existing program to repurchase up to $300 million through December 31, 2014.

The following table shows the Company's results for the fiscal year for certain line items compared to its historical three-year ranges and averages. Sales growth for fiscal years 2012 and 2013 is adjusted to be on a 52-week to 52-week basis.

FY10-FY12 Results
	Low	High	Average	FY13
Sales growth	12.1%	13.5%	12.6%	12.6%
Comparable store sales growth	7.1%	8.7%	8.1%	6.9%
Identical store sales growth	6.5%	8.4%	7.8%	6.6%
Ending square footage growth	5.3%	7.6%	6.4%	8.2%
Percent of sales from new & relocated stores	4.2%	5.8%	5.1%	5.6%

Gross profit	34.8%	35.5%	35.1%	35.8%
Direct store expenses	25.5%	26.4%	25.9%	25.4%
Store contribution	8.4%	10.0%	9.2%	10.4%
G&A expenses	3.0%	3.2%	3.1%	3.1%

Growth and Development

The Company opened a record 12 stores in the fourth quarter, resulting in a record 32 store openings in the fiscal year. In the first quarter of fiscal year 2014, the Company has opened five stores so far and expects to open five additional stores. The Company currently has 367 stores open totaling approximately 13.9 million square feet.

The Company recently signed 14 new leases averaging 38,000 square feet in size in Andersonville, IL; Chicago, IL; Shreveport, LA; Beverly, MA; Portsmouth, NH; Clark, NJ; Newark, NJ; Dayton, OH; Allentown, PA; Hilton Head, SC; Germantown, TN; The Woodlands, TX; and Washington, D.C. (two leases).  These stores currently are scheduled to open in fiscal year 2014 and beyond.

The following table provides additional information about the Company's store openings in fiscal years 2012, 2013, and 2014 year to date; leases currently tendered but unopened; and total development pipeline (including leases currently tendered) for stores scheduled to open through fiscal year 2017.

	Stores	Stores	Stores	Current	Current
	Opened	Opened	Opened	Leases	Leases
New Store Information	FY12	FY13	FY14 YTD	Tendered	Signed
Number of stores (including relocations)	25	32	5	15	94
Number of relocations	1	5	0	1	9
Number of lease acquisitions, ground leases, & owned properties	0	6	0	4	4
New markets	8	10	2	8	22
Average store size (gross square feet)	35,000	36,000	34,000	37,000	38,000
Total square footage	887,000	1,138,000	171,000	561,000	3,605,000
Average tender period in months	7.9	8.7
Average pre-opening expense per store (incl. rent)	$1.7 mil	$1.7 mil
Average pre-opening rent per store	$0.6 mil	$0.6 mil

Outlook for Fiscal Year 2014

For the first five weeks of the first quarter of fiscal year 2014, comparable store sales increased 5.8%, and identical store sales increased 5.2%. Based on current trends, the Company has revised its sales and earnings outlook for the fiscal year. The Company now expects sales growth of 11% to 13%, comparable store sales growth of 5.5% to 7.0%, identical store sales of 5.0% to 6.5%, and diluted earnings per share growth of 12% to 15% to $1.65 to $1.69.

The following table provides information on the Company's results for fiscal year 2013, as well as additional information about the Company's revised outlook for fiscal year 2014.

		FY14	FY14
	FY13	Prior Outlook	Current Outlook
Sales growth	13% *	12% - 14%	11% - 13%
Comparable store sales growth	6.9%	6.5% - 8.0%	5.5% - 7.0%
Two-year comps	15.6%		12.4% - 13.9%
Identical store sales growth	6.6%	6.0% - 7.5%	5.0% - 6.5%
Two-year idents	15.0%		11.6% - 13.1%

Number of new stores	32	33 - 38	33 - 38
% of sales from new stores	5.6%		6
Ending square footage growth	8.2%	8% - 9%	8% - 10%

G&A expenses	3.1%		3.0% - 3.1%
Pre-opening and relocation costs	$64 mil		$63 - $68 mil
Operating margin	6.8%		6.9% - 7.0%
EBITDA	$1.22 bil		$1.36 - $1.39 bil

Tax rate	38.4%		38.7% - 39.0%

Diluted EPS	$1.47	$1.69 - $1.72	$1.65 - $1.69
YOY % change	19% *		12% - 15%

Capital expenditures	$537 mil		$600 - $650 mil

*Growth rates are on a 52-week to 52-week basis.

The following table provides information about the Company's estimated store openings through fiscal year 2015.

	Estimated Openings	Relocations	Average Square Feet per Store	Ending Square Footage Growth
Fiscal year 2014	33 - 38	1	37,000	8% - 10%
Fiscal year 2015	35 - 40	3 - 4	38,000	8% - 10%

Over the long term, the Company considers 1,000 stores to be a reasonable indication of its market opportunity in the United States as the Whole Foods Market brand continues to strengthen, consumer demand for natural and organic products continues to increase, and the Company's flexibility on new store size opens up additional market opportunities. The Company believes Canada and the United Kingdom hold great promise as well.

About Whole Foods Market

Founded in 1978 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the leading retailer of natural and organic foods and America's first national "Certified Organic" grocer. In fiscal year 2013, the Company had sales of approximately $13 billion and currently has 367 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 80,000 team members and has been ranked for 16 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements.  These risks include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 30, 2012.  Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT.  The dial-in number is (866) 952-1906, and the conference ID is "Whole Foods."  A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	12 weeks ended	13 weeks ended	52 weeks ended	53 weeks ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Sales	$ 2,976	$ 2,911	$ 12,917	$ 11,699
Cost of goods sold and occupancy costs	1,915	1,884	8,288	7,543
Gross profit	1,061	1,027	4,629	4,156
Direct store expenses	756	741	3,285	2,983
Store contribution	305	286	1,344	1,173
General and administrative expenses	95	94	397	372
Operating income before pre-opening and store closure	210	192	947	801
Pre-opening expenses	15	14	52	47
Relocation, store closure and lease termination costs	3	2	12	10
Operating income	192	176	883	744
Investment and other income, net of interest expense	3	2	11	8
Income before income taxes	195	178	894	752
Provision for income taxes	74	65	343	286
Net income	$ 121	$ 113	$ 551	$ 466

Basic earnings per share	$ 0.33	$ 0.30	$ 1.48	$ 1.28
Weighted average shares outstanding	372.3	369.9	371.2	364.8

Diluted earnings per share	$ 0.32	$ 0.30	$ 1.47	$ 1.26
Weighted average shares outstanding, diluted basis	375.6	373.0	374.5	368.9

Dividends declared per common share	$ 0.10	$ 0.07	$ 1.40	$ 0.28

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	12 weeks ended	13 weeks ended	52 weeks ended	53 weeks ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net income
(numerator for basic and diluted earnings per share)	$ 121	$ 113	$ 551	$ 466
Weighted average common shares outstanding
(denominator for basic earnings per share)	372.3	369.9	371.2	364.8
Potential common shares outstanding:
Incremental shares from assumed exercise of stock options	3.3	3.1	3.3	4.1
Weighted average common shares outstanding and
potential additional common shares outstanding
(denominator for diluted earnings per share)	375.6	373.0	374.5	368.9

Basic earnings per share	$ 0.33	$ 0.30	$ 1.48	$ 1.28
Diluted earnings per share	$ 0.32	$ 0.30	$ 1.47	$ 1.26

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	12 weeks ended	13 weeks ended	52 weeks ended	53 weeks ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net income	$ 121	$ 113	$ 551	$ 466
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	7	5	(4)	5
Other comprehensive income (loss), net of tax	7	5	(4)	5
Comprehensive income	$ 128	$ 118	$ 547	$ 471

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	September 29, 2013	September 30, 2012
Current assets:
Cash and cash equivalents	$ 290	$ 89
Short-term investments - available-for-sale securities	733	1,131
Restricted cash	111	103
Accounts receivable	188	197
Merchandise inventories	414	374
Prepaid expenses and other current assets	93	77
Deferred income taxes	151	132
Total current assets	1,980	2,103
Property and equipment, net of accumulated depreciation and amortization	2,428	2,193
Long-term investments - available-for-sale securities	302	221
Goodwill	679	663
Intangible assets, net of accumulated amortization	65	62
Deferred income taxes	72	43
Other assets	12	9
Total assets	$ 5,538	$ 5,294

Liabilities and Shareholders' Equity
Current liabilities:
Current installments of capital lease obligations	$ 1	$ 1
Accounts payable	247	247
Accrued payroll, bonus and other benefits due team members	367	307
Dividends payable	37	26
Other current liabilities	436	396
Total current liabilities	1,088	977
Long-term capital lease obligations, less current installments	26	23
Deferred lease liabilities	500	441
Other long-term liabilities	46	51
Total liabilities	1,660	1,492

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, 600.0 shares authorized; 375.7 and 371.6 shares issued; and 372.4 and 370.9 shares outstanding at 2013 and 2012, respectively	2,765	2,592
Common stock in treasury, at cost, 3.3 and 0.7 shares at 2013 and 2012, respectively	(153)	(28)
Accumulated other comprehensive income	1	5
Retained earnings	1,265	1,233
Total shareholders' equity	3,878	3,802
Total liabilities and shareholders' equity	$ 5,538	$ 5,294

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	52 weeks ended	53 weeks ended
	September 29, 2013	September 30, 2012
Cash flows from operating activities
Net income	$ 551	$ 466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	339	311
Share-based payment expense	57	42
LIFO expense	2	--
Deferred income tax benefit	(51)	(8)
Excess tax benefit related to exercise of team member stock options	(37)	(50)
Accretion of premium/discount on marketable securities	31	16
Deferred lease liabilities	51	77
Other	9	1
Net change in current assets and liabilities:
Accounts receivable	9	(30)
Merchandise inventories	(42)	(37)
Prepaid expenses and other current assets	(17)	(2)
Accounts payable	--	10
Accrued payroll, bonus and other benefits due team members	60	25
Other current liabilities	51	95
Net change in other long-term liabilities	(4)	4
Net cash provided by operating activities	1,009	920
Cash flows from investing activities
Development costs of new locations	(339)	(262)
Other property and equipment expenditures	(198)	(194)
Purchases of available-for-sale securities	(1,252)	(3,009)
Sales and maturities of available-for-sale securities	1,534	2,138
Increase in restricted cash	(8)	(11)
Payment for purchase of acquired entities	(22)	--
Other investing activities	(4)	(3)
Net cash used in investing activities	(289)	(1,341)
Cash flows from financing activities
Common stock dividends paid	(508)	(95)
Issuance of common stock	81	370
Purchase of treasury stock	(125)	(28)
Excess tax benefit related to exercise of team member stock options	37	50
Payments on capital lease obligations	(2)	--
Net cash (used in) provided by financing activities	(517)	297
Effect of exchange rate changes on cash and cash equivalents	(2)	1
Net change in cash and cash equivalents	201	(123)
Cash and cash equivalents at beginning of period	89	212
Cash and cash equivalents at end of period	$ 290	$ 89

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$ 378	$ 202

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions, except per share amounts)

The Company provides certain non-GAAP financial measures when those measures provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. These measures are not in accordance with, or an alternative to, GAAP. Since the prior year fourth quarter and fiscal year ended September 30, 2012 contained an additional week, current year operating results are not directly comparable to the prior year. We believe adjusting the reported results for the 13-week and 53-week prior year periods ended September 30, 2012 provides more comparable results quarter-over-quarter and year-over-year. For that reason, the Company reported sales growth and diluted EPS growth on 12-week and 52-week bases. The Company adjusted the 13-week and 53-week prior year periods by removing one-thirteenth of the 13-week period results to remove the estimated impact of the additional week in the prior fiscal year, as shown below.

	12 weeks ended	13 weeks ended	52 weeks ended	53 weeks ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Sales	$ 2,976	$ 2,911	$ 12,917	$ 11,699
Less: 1/13 of Q4 sales	--	224	--	224
Sales adjusted to 12-week quarter & 52-week year	$ 2,976	$ 2,687	$ 12,917	$ 11,475

Net income	$ 121	$ 113	$ 551	$ 466
Less: 1/13 of Q4 net income	--	9	--	9
Net income adjusted to 12-week quarter & 52-week year	$ 121	$ 104	$ 551	$ 457

Basic earnings per share, as reported	$ 0.33	$ 0.30	$ 1.48	$ 1.28
Basic earnings per share, adjusted	$ 0.33	$ 0.28	$ 1.48	$ 1.25
Weighted average shares outstanding	372.3	369.9	371.2	364.8

Diluted earnings per share, as reported	$ 0.32	$ 0.30	$ 1.47	$ 1.26
Diluted earnings per share, adjusted	$ 0.32	$ 0.28	$ 1.47	$ 1.24
Weighted average shares outstanding, diluted basis	375.6	373.0	374.5	368.9

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	12 weeks ended	13 weeks ended	52 weeks ended	53 weeks ended
EBITDA and Adjusted EBITDA	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net income	$ 121	$ 113	$ 551	$ 466
Provision for income taxes	74	65	343	286
Investment and other income, net of interest expense	(3)	(2)	(11)	(8)
Operating income	192	176	883	744
Depreciation and amortization	82	76	339	311
EBITDA	274	252	1,222	1,055
Share-based payment expense	14	13	57	42
Deferred rent	10	11	37	41
Adjusted EBITDA	$ 298	$ 276	$ 1,316	$ 1,138

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	12 weeks ended	13 weeks ended	52 weeks ended	53 weeks ended
Free Cash Flow	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net cash provided by operating activities	$ 191	$ 189	$ 1,009	$ 920
Development costs of new locations	(113)	(73)	(339)	(262)
Other property and equipment expenditures	(47)	(57)	(198)	(194)
Free Cash Flow	$ 31	$ 59	$ 472	$ 464

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital ("ROIC") as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital reflects an average of the trailing four quarters.

	12 weeks ended	13 weeks ended	52 weeks ended	53 weeks ended
ROIC	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net income	$ 121	$ 113	$ 551	$ 466
Interest expense, net of taxes	--	--	--	--
Adjusted earnings	121	113	551	466

Total rent expense, net of taxes[1]	53	54	222	211
Estimated depreciation on capitalized operating leases, net of taxes[2]	(35)	(36)	(148)	(141)
Adjusted earnings, including interest related to operating leases	139	131	625	536

Annualized adjusted earnings	$ 525	$ 451	$ 551	$ 457
Annualized adjusted earnings, including interest related to operating leases	$ 602	$ 524	$ 625	$ 526

Average working capital, excluding current portion of long-term debt	$ 886	$ 956	$ 886	$ 956
Average property and equipment, net	2,308	2,090	2,308	2,090
Average other assets	1,066	955	1,066	955
Average other liabilities	(524)	(460)	(524)	(460)
Average invested capital	$ 3,736	$ 3,541	$ 3,736	$ 3,541
Average estimated asset base of capitalized operating leases[3]	2,891	2,740	2,891	2,740
Average invested capital, adjusted for capitalization of operating leases	$ 6,627	$ 6,281	$ 6,627	$ 6,281

ROIC	14.1%	12.7%	14.7%	12.9%
ROIC, adjusted for capitalization of operating leases	9.1%	8.3%	9.4%	8.4%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense

CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204